UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2026, Tidewater Inc. (the “Company”) held its 2026 annual meeting of stockholders (“Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the First Amendment (the “First Amendment”) to the Company’s Amended and Restated 2021 Stock Incentive Plan (the “Plan”) to increase the maximum number of shares available for issuance thereunder by 2,250,000. The Company’s Board of Directors (the “Board”) had previously approved the First Amendment, subject to stockholder approval. The First Amendment became effective on June 16, 2026.

The principal terms of the First Amendment and the Plan are described in the Company’s proxy statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 28, 2026, which descriptions of the First Amendment and the Plan are incorporated herein by reference and are qualified in their entirety by reference to the full text of the First Amendment and the Plan, as applicable. Copies of the First Amendment and the Plan are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)            On June 16, 2026, the Company held the Annual Meeting virtually via a live audio webcast.

(b)            As of April 17, 2026, the record date for the Annual Meeting, the Company had 49,729,815 shares of common stock outstanding and entitled to vote. Of this number, 44,546,831 shares were represented in person or by proxy at the meeting, which represented 89.57% of the shares entitled to vote. The Company’s stockholders voted on the following four proposals at the Annual Meeting, detailed descriptions of which are contained in the proxy statement for the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Seven Directors

Each of the seven individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors.

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Melissa Cougle	40,703,580	80,892	159,698	3,602,661
Dick H. Fagerstal	39,533,810	1,388,557	21,803	3,602,661
Quintin V. Kneen	40,741,589	184,358	18,223	3,602,661
Louis A. Raspino	40,600,223	184,248	159,699	3,602,661
Robert E. Robotti	39,967,442	959,888	16,840	3,602,661
Kenneth H. Traub	38,776,714	2,145,629	21,827	3,602,661
Lois K. Zabrocky	40,707,753	76,858	159,559	3,602,661

Proposal 2: Advisory Vote on Executive Compensation

Proposal 2 was an advisory vote on the executive compensation of our named executive officers as disclosed in the proxy statement for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,548,175	362,605	33,390	3,602,661

Proposal 3: Approval of the First Amendment to the Company’s Amended and Restated 2021 Stock Incentive Plan

Proposal 3 was a proposal to approve the First Amendment to the Company’s Amended and Restated 2021 Stock Incentive Plan to increase the maximum number of shares available for issuance thereunder by 2,250,000. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,986,062	1,935,390	22,718	3,602,661

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

Proposal 4 was a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. This proposal was approved.

Votes For	Votes Against	Abstentions
43,799,406	730,093	17,332

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Tidewater Inc. Amended and Restated 2021 Stock Incentive Plan
10.2	Tidewater Inc. Amended and Restated 2021 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 21, 2021, File No. 1-6311)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

Date: June 18, 2026	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, Chief Legal Officer and Corporate Secretary